UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 10, 2010
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (b) On February 10, 2010, Robert J. Majteles informed the Board of Directors (the “Board”) of Rovi Corporation (the “Company”) that he would not stand for re-election when his term expires at the Company’s annual meeting of stockholders to be held on May 4, 2010 (the “Annual Meeting”).    Mr. Majteles advised the Board that his decision to not stand for re-election was due to his desire to pursue other business interests and opportunities and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Majteles will continue as a member of the Board until the Annual Meeting.

   (e)  In connection with the conclusion of Mr. Majteles’s service on the Company’s Board, the Company has amended certain stock options that Mr. Majteles holds under the Company’s 2008 Equity Incentive Plan to accelerate the vesting and exercisability of 16,250 shares subject to Mr. Majteles’s options.  In accordance with Mr. Majteles’s current stock option agreements, such options will be exercisable for three months following Mr. Majteles’s cessation of Board service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation
(Registrant)

Date: February 12, 2010	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel